Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of MFA Financial, Inc. (the “Company”), hereby certifies on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 (the “Form 10-Q”), filed herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Stewart Zimmerman	Dated:	August 3, 2011
Stewart Zimmerman
Title:	Chief Executive Officer